UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

May 25, 2006

COVENTRY HEALTH CARE, INC.

(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(301) 581-0600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 – Entry into a Material Definitive Agreement

On May 25, 2006, the 2006 Mid-Term Executive Retention Program was finalized and executed, a copy of which is attached to this form 8-K as Exhibit 10.1. The 2006 Mid-Term Executive Retention Program is designed to promote the retention of key senior management. Under the terms of the plan, upon meeting certain retention targets and certain other performance criteria (which for the first program year, will be based on earnings per share), participants are entitled to receive a maximum annual fixed dollar allocation. In addition, although not guaranteed, all participants are eligible to receive a credit to a stock equivalent allocation account calculated as a percentage of each participant’s fixed dollar allocation conditioned on Company and individual performance.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

ITEM 9.01 – Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description of Exhibit
10.1	2006 Mid-Term Executive Retention Program

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

By: /s/ John J. Ruhlmann
John J. Ruhlmann
Vice President and Corporate Controller
Dated: May 25, 2006

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	2006 Mid-Term Executive Retention Program